UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2024

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Foreign Regulatory Filing

As previously disclosed, on November 30, 2023, ImmunoGen, Inc., a Massachusetts corporation (the “Company” or “ImmunoGen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc., a Delaware corporation (“AbbVie”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”), pursuant to which, upon the terms and subject to the conditions set forth therein, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Intermediate Sub. On January 2, 2024, ImmunoGen filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Proxy Statement”).

Pursuant to the Merger Agreement, the parties thereto agreed to file a notification with respect to the Merger with the German Federal Cartel Office (the “FCO”) pursuant to the German Act against Restraints of Competition. AbbVie filed a notification, also with effect for ImmunoGen, with respect to the Merger with the FCO on January 11, 2024.

Supplemental Disclosures

Since the filing of the Proxy Statement, four (4) complaints have been filed by purported ImmunoGen shareholders as individual actions: (i) three (3) complaints have been filed against ImmunoGen and the members of its Board of Directors in the United States District Court for the Southern District of New York, captioned Gary Marek v. ImmunoGen, Inc., Stephen C. McCluski, Stuart A. Arbuckle, Mark J. Enyedy, Mark A. Goldberg, Tracey L. McCain, Dean J. Mitchell, Kristine Peterson, Helen Thackray, and Richard J. Wallace (filed January 5, 2024), Richard Lawrence v. ImmunoGen, Inc., Stephen C. McCluski, Stuart A. Arbuckle, Mark J. Enyedy, Mark A. Goldberg, Tracey L. McCain, Dean J. Mitchell, Kristine Peterson, Helen Thackray, and Richard J. Wallace (filed January 11, 2024), and Shannon Jenkins v. ImmunoGen, Inc., Stephen C. McCluski, Stuart A. Arbuckle, Mark J. Enyedy, Mark A. Goldberg, Tracey L. McCain, Dean J. Mitchell, Kristine Peterson, Helen Thackray, and Richard J. Wallace (filed January 10, 2024) (collectively, the “New York Merger Actions”); and (ii) one (1) complaint has been filed against AbbVie, ImmunoGen, and the members of ImmunoGen’s Board of Directors in the Superior Court of Middlesex County in the Commonwealth of Massachusetts, captioned Robert Garfield v. Stuart Arbuckle; Mark Enyedy; Mark Goldberg, MD; Tracey McCain; Stephen McCluski; Dean Mitchell; Kristine Peterson; Helen Thackray, MD; Richard Wallace; ImmunoGen, Inc. and AbbVie Inc., filed January 8, 2024 (the “Massachusetts Merger Action” and, collectively with the New York Merger Actions, the “Merger Actions”).

The Merger Actions allege that the Proxy Statement misrepresents and/or omits certain purportedly material information. The New York Merger Actions each assert claims for violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against ImmunoGen and its Board of Directors, and violations of Section 20(a) of the Exchange Act against ImmunoGen’s Board of Directors. The Massachusetts Merger Action asserts claims under Massachusetts state law.

Additionally, ImmunoGen has received written demands from various purported ImmunoGen shareholders alleging similar insufficiencies in the preliminary proxy statement filed by ImmunoGen with the SEC on December 21, 2023, or the Proxy Statement (such letters, the “Demands” and, collectively with the Merger Actions, the “Litigation Matters”).

ImmunoGen believes that the claims asserted in the Litigation Matters are without merit and that no further disclosure beyond that already contained in the Proxy Statement is required under applicable law to supplement the Proxy Statement, as claimed in the Litigation Matters. Nonetheless, in order to avoid the risk that litigation may delay or otherwise adversely affect the consummation of the Merger, to avoid nuisance and possible transaction delays, and to minimize the expense of defending against the Litigation Matters, and without admitting any liability or wrongdoing, ImmunoGen is making the following supplemental disclosures to the Proxy Statement. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein. To the contrary, ImmunoGen specifically denies all allegations in the Litigation Matters, including that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

This supplemental information (the “Supplemental Disclosures”) to the Proxy Statement amends and supplements, and should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available on the SEC’s website at www.sec.gov, along with periodic reports and other information ImmunoGen files with the SEC. The Supplemental Disclosures will not change the consideration to be paid to ImmunoGen shareholders in connection with the Merger or the timing of the special meeting of ImmunoGen shareholders (the “Special Meeting”) to be held virtually on January 31, 2024, at 9:00 a.m. Eastern Time. ImmunoGen shareholders will be able to virtually attend and vote at the Special Meeting via the internet at www.virtualshareholdermeeting.com/IMGN2024SM.

All page references in the information below are to pages in the Proxy Statement, and all capitalized terms used but not defined below shall have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement. New text within the amended and supplemented language from the Proxy Statement is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Proxy Statement is indicated in bold and strikethrough text (e.g., ~~bold, strikethrough text~~).

The disclosure in the section entitled “Background of the Merger,” beginning on page 27 of the Proxy Statement, is hereby amended and supplemented as follows:

The paragraph beginning “On October 17, 2023, the Company Board convened a meeting by videoconference” on page 31 of the Proxy Statement is hereby amended and supplemented as follows:

On October 17, 2023, the Company Board convened a meeting by videoconference, with members of Company management and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the October 16 Proposal. Mr. Enyedy provided an update on interactions with Party B since the meeting of the Company Board on October 7, 2023. Representatives of Goldman Sachs and Lazard provided their perspectives on the October 16 Proposal and then reviewed a preliminary, illustrative analysis of deal size and premia at various prices per share of Company Common Stock. Following discussion of potential avenues for further engagement with Party B and potential outreach to the five pharmaceutical companies identified at the October 7, 2023, meeting of the Company Board, the Company Board instructed representatives of Goldman Sachs and Lazard to contact those five potential additional bidders to assess interest in a potential strategic transaction with the Company. The Company Board also authorized Mr. Enyedy to (i) negotiate, approve, and execute a confidentiality agreement with each of the potential counterparties that indicated an interest in pursuing a transaction, and, on that basis, to provide limited non-public diligence information to them, and (ii) convey to the chief executive officer of Party B that the October 16 Proposal did not recognize full value for the Company but that the Company was prepared to answer additional specific diligence requests from Party B. The Company Board next considered establishing a transaction committee to facilitate oversight of the process of exploring a potential business combination transaction. Following such discussion, the Company Board resolved to establish such a committee of the Company Board, comprised of Mr. McCluski, as chair, Ms. Peterson, and Mr. Enyedy, for such purposes, with the Company Board retaining authority over final approval of any potential strategic transaction. We refer to this committee as the “Committee.” The Committee was formed for convenience and efficiency and was not formed to address any director conflict of interest. The Committee was not granted the authority to approve any transaction, and the members of the Committee did not receive additional compensation for their service on the Committee.

The paragraph beginning “Also on October 26, 2023, the Company entered into a non-disclosure agreement with AbbVie” on page 32 of the Proxy Statement is hereby amended and supplemented as follows:

Also on October 26, 2023, the Company entered into a non-disclosure agreement with AbbVie containing a standstill that would terminate if the Company signed a merger agreement contemplating a change of control, and the Company entered into a non-disclosure agreement with Party E containing a similar standstill provision. The material terms of the non-disclosure agreement with AbbVie were substantially similar to the non-disclosure agreements with the other bidders.

The paragraph beginning “Also on November 29, 2023, AbbVie submitted a binding proposal to acquire the Company’s outstanding shares” on page 36 of the Proxy Statement is hereby amended and supplemented as follows:

Also on November 29, 2023, AbbVie submitted a binding proposal to acquire the Company’s outstanding shares for $31.26 per share of Company Common Stock on a fully-diluted basis, along with a revised markup of the auction draft merger agreement and a revised draft of the Company’s disclosure letter to the merger agreement (the “AbbVie November 29 Proposal” and, together with the Party B November 29 Proposal, the “November 29 Proposals”). Similar to the previous proposals received by the Company, neither of the November 29 Proposals included any proposal regarding retention of the management of the Company following the closing, and, as described in more detail in the section of this proxy statement captioned “Employment Agreements and Retention Arrangements Through and Following the Merger”, none of the Company’s currently employed executive officers have entered into any new agreement, arrangement or understanding with AbbVie or its affiliates regarding employment with the Surviving Corporation.

The disclosure in the section entitled “Opinion of Goldman Sachs,” beginning on page 42 of the Proxy Statement, is hereby amended and supplemented as follows:

The paragraph beginning “Using the mid-year convention for discounting cash flows and discount rates” on page 43 of the Proxy Statement is hereby amended and supplemented as follows:

Using the mid-year convention for discounting cash flows and discount rates ranging from 11.0% to 13.0%, reflecting estimates of ImmunoGen’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2023 (i) estimates of unlevered free cash flow for ImmunoGen for the calendar years 2023 through 2040 as reflected in the Management Forecasts and (ii) a range of illustrative terminal values for ImmunoGen, which were calculated by applying perpetuity growth rates ranging from -15.0% to -5.0%, to a terminal year estimate of the unlevered free cash flow to be generated by ImmunoGen of $955 million, as reflected in the Management Forecasts.

The paragraph beginning “Goldman Sachs derived ranges of illustrative enterprise values” on page 44 of the Proxy Statement is hereby amended and supplemented as follows:

Goldman Sachs derived ranges of illustrative enterprise values for ImmunoGen by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for ImmunoGen the estimated net cash of ImmunoGen as of September 30, 2023, as provided by and approved for Goldman Sachs’ use by the management of ImmunoGen, to derive a range of illustrative equity values for ImmunoGen. Goldman Sachs then divided the range of illustrative equity values it derived by the estimated number of fully diluted outstanding shares of Company Common Stock as of ~~September 30~~November 27, 2023, ranging from approximately 318.9 million to 320.9 million, calculated using the treasury stock method and data provided by and approved for Goldman Sachs’ use by the management of ImmunoGen, to derive a range of illustrative equity values per share of Company Common Stock ranging from $16.25 to $20.40 rounded to the nearest $0.05.

The disclosure in the section entitled “Opinion of Lazard,” beginning on page 45 of the Proxy Statement, is hereby amended and supplemented as follows:

The paragraph beginning “The terminal values were derived by applying” on page 48 of the Proxy Statement is hereby amended and supplemented as follows:

The terminal values were derived by applying a negative perpetuity growth rate range of (15.0%) to (5.0%) to the estimated terminal year unlevered free cash flow to be generated by ImmunoGen of $955 million. The negative perpetuity growth rates were estimated by Lazard based on its professional judgment and experience taking into account the Management Forecasts.

The paragraph beginning “Lazard then added to the range” on page 48 of the Proxy Statement is hereby amended and supplemented as follows:

Lazard then added to the range of enterprise values the estimated net cash of the Company on September 30, 2023, to derive a range of total equity values for ImmunoGen. Lazard then calculated a range of implied equity values per share of Company Common Stock by dividing such total equity values of ImmunoGen by the number of fully diluted shares of Company Common Stock, ranging from approximately 318.9 million to 320.9 million, as calculated using the treasury stock method and based on information provided by ImmunoGen with respect to dilutive securities outstanding as of November 27, 2023~~. The results of this analysis implied an,~~ to derive an illustrative equity value per share of Company Common Stock range of $16.25 to $20.40, rounded to the nearest $0.05.

The paragraph beginning “The selected companies for this analysis were as follows:” on page 48 of the Proxy Statement and the accompanying table are hereby amended and supplemented as follows:

The selected companies and EV/2028 Revenue multiples (as defined below) observed for this analysis were as follows:

Company	EV / 2028 Multiple
Blueprint Medicines Corporation	3.7x
DayOne Biopharmaceuticals, Inc.	0.9x
Deciphera Pharmaceuticals, Inc.	1.4x
Geron Corporation	0.8x
Immunocore Holdings PLC	2.5x
Iovance Biotherapeutics, Inc.	1.0x
Springworks Therapeutics Inc.	2.1x

The paragraph beginning “Specifically, Lazard reviewed eight acquisition transactions” and accompanying table on page 49 of the Proxy Statement are hereby amended and supplemented as follows:

Specifically, Lazard reviewed eight acquisition transactions in the biotechnology industry announced since December 2018, that Lazard believed, based on its experience and its professional judgment, to be generally relevant for the purpose of this analysis. These transactions are listed below. For each of the selected transactions, Lazard calculated the upfront consideration (calculated as equity value plus net debt), as a multiple of such target company’s estimated probability-adjusted revenue for the fifth calendar year following the announcement (referred to in this section as “TV/CY+5 Revenue”), as reflected in publicly available consensus estimates at the time of the transaction announcement and set forth below. The financial data for the selected transactions and target companies were based on public filings, Wall Street research, and other publicly available information.

Announcement Date	Acquiror	Target	TV / CY + 5 Revenue
10/08/23	Bristol-Myers Squibb Co.	Mirati Therapeutics, Inc.	3.3x
05/10/23	Swedish Orphan Biovitrum AB	CTI BioPharma Corp.	3.6x
06/03/22	Bristol-Myers Squibb Co.	Turning Point Therapeutics, Inc.	4.4x
04/13//22	GlaxoSmithKline plc	Sierra Oncology, Inc.	3.2x
12/21/20	Servier Laboratories	Agios Pharmaceuticals, Inc.(Oncology Business)	2.7x
06/17/19	Pfizer Inc.	Array BioPharma Inc.	5.7x
01/07/19	Eli Lilly and Company	Loxo Oncology, Inc.	4.7x
12/03/18	GlaxoSmithKline plc	TESARO Inc.	5.7x

The paragraph beginning “For each of the selected transactions, Lazard upfront consideration” on page 49 of the Proxy Statement is hereby amended and supplemented as follows:

~~For each of the selected transactions, Lazard upfront consideration (calculated as equity value plus net debt), as a multiple of such target company’s estimated probability-adjusted revenue for the fifth calendar year following the announcement (referred to in this section as “TV/CY+5 Revenue”), as reflected in publicly available consensus estimates at the time of the transaction announcement. The financial data for the selected transactions and target companies were based on public filings, Wall Street research and other publicly available information.~~ The results of the TV/CY+5 Revenue ~~this~~ analysis are summarized in the following table:

The paragraph beginning “Lazard reviewed selected equity research analyst price targets” on page 50 of the Proxy Statement is hereby amended and supplemented as follows:

Lazard reviewed selected equity research analyst price targets based on fourteen (14) published, publicly available Wall Street equity research reports. Lazard observed that such price targets ranged from $14.00 per share to $28.00 per share, with a median of $24.50 per share.

The paragraph beginning “In connection with Lazard’s services as financial advisor to ImmunoGen” on page 50 of the Proxy Statement is hereby amended and supplemented as follows:

In connection with Lazard’s services as financial advisor to ImmunoGen in connection with the Merger, ImmunoGen agreed to pay Lazard a fee for such services estimated, based on information available on November 30, 2023, the date of announcement of the Merger Agreement, to be approximately $77 million, all of which is contingent on the consummation of the Merger. Lazard in the past has provided certain investment banking services for ImmunoGen for which Lazard has received compensation, including in connection with the collaboration with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd., which was announced in 2020. ImmunoGen has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under U.S. federal securities laws. Lazard has not received any other fees for providing financial advisory services to ImmunoGen or AbbVie or an entity known by Lazard to be an affiliate of ImmunoGen or AbbVie during the two years prior to the date of its opinion.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed acquisition of ImmunoGen by AbbVie. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, ImmunoGen filed the Proxy Statement with the SEC on January 2, 2024. ImmunoGen mailed or otherwise provided the Proxy Statement to its shareholders on or about January 2, 2024. ImmunoGen may also file other documents with the SEC regarding the proposed transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that may be filed by ImmunoGen with the SEC.

BEFORE MAKING ANY VOTING DECISION, IMMUNOGEN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY IMMUNOGEN WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Shareholders may obtain a free copy of the Proxy Statement and other documents ImmunoGen files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. ImmunoGen makes available free of charge on its investor relations website at www.immunogen.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

ImmunoGen and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from ImmunoGen’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of ImmunoGen’s directors and executive officers in ImmunoGen’s definitive proxy statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2023, and in ImmunoGen’s Current Report on Form 8-K filed with the SEC on September 18, 2023. Additional information concerning the interests of ImmunoGen’s participants in the solicitation, which may, in some cases, be different than those of ImmunoGen’s shareholders generally, are set forth in the Proxy Statement and may be set forth in other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the ImmunoGen’s website at www.immunogen.com.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of ImmunoGen and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction; the timing of and receipt of required regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from such expectations contemplated by forward-looking statements include, but are not limited to: uncertainties as to the timing of the Merger; uncertainties as to how many of ImmunoGen’s shareholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the Merger on a timely basis or at all; the satisfaction or waiver of the conditions precedent to the consummation of the Merger, including the ability to secure regulatory approvals and shareholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from ImmunoGen’s ongoing business operations or otherwise disrupt ImmunoGen’s ongoing business operations; changes in ImmunoGen’s businesses during the period between now and the closing; certain restrictions during the pendency of the Merger that may impact ImmunoGen’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the Merger; risk that shareholder litigation may result in significant costs of defense, indemnification and liability; the possibility that competing offers may be made; the timing and outcome of ImmunoGen’s clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of clinical trials and regulatory processes; the timing and outcome of anticipated interactions with regulatory authorities; the risk that ImmunoGen may not be able to obtain adequate price and reimbursement for any approved products, including the potential for delays or additional difficulties for ELAHERE in light of the FDA granting accelerated approval; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks, and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by ImmunoGen, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to ImmunoGen. ImmunoGen assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

These may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. ImmunoGen shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2024

ImmunoGen, Inc.

By:	/s/ Daniel S. Char
Name:	Daniel S. Char
Title:	Senior Vice President, Chief Legal Officer